Exhibit 10.1

AGREEMENT

AGREEMENT dated this 27th day of June 2011, by and between B-Maven, Inc. (hereinafter “BMI”), a Nevada Corporation, with offices located at 3272 Reynard Way, San Diego, California, 92103, Anna C. Jones, President of BMI and Gary B. Wolff, P.C., counsel to BMI, with offices located at 488 Madison Avenue, Suite 1100, New York, New York 10022.

WHEREAS, BMI is preparing to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form S-1 which Registration Statement indicates in Part II, Item 13, offering expenses approximating seventy five thousand ($75,000) dollars of which sixty thousand ($60,000) dollars are indicated as legal fees and expenses; and

WHEREAS, BMI has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from affiliates or non-affiliated third parties.

NOW, THEREFORE, it is herewith agreed as follows: Absent sufficient revenues to pay these amounts within six (6) months of the date of the BMI’s prospectus, BMI’s President, will seek to pursue sources of funding to loan BMI the funds to cover the balance of outstanding professional and related fees relating to BMI’s prospectus if the professionals involved insist on cash payments. If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when BMI has the financial resources to do so. Gary B. Wolff, P.C., BMI’s legal counsel, by signing this Agreement agrees in full to defer his legal fees in the manner set forth in this Agreement.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement under the heading “Use of Proceeds” and in the subheading entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 27th day of June 2011.

B-MAVEN, INC.

By: /s/ Anna C. Jones

Anna C. Jones, President

GARY B. WOLFF, P.C.

By: /s/ Gary Wolff

Gary B. Wolff, President

/s/ Anna C. Jones

Anna C. Jones, Individually